Exhibit 99.1

Independent Auditor’s Report

PrimaryAds Inc.

North Plainfield, New Jersey

We have audited the accompanying balance sheets of PrimaryAds Inc. as of December 31, 2004 and 2003, and the related statements of income and retained earnings (accumulated deficit) and cash flows for the year ended December 31, 2004 and the period from October 18, 2003 (date of inception) through December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PrimaryAds Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from October 18, 2003 (date of inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Blackman Kallick Bartelstein
Chicago, Illinois
April 20, 2005

PrimaryAds Inc.

Balance Sheets

December 31, 2004 and 2003

	2004	2003
Assets
Current Assets
Cash	$24,883	$7,761
Accounts Receivable	1,198,197	16,811
Total Current Assets	1,223,080	24,572

Computers(Net of Accumulated Depreciation)	1,507	2,512

Domain Name(Net of Accumulated Amortization)	24,647	37,647

Total Assets	$1,249,234	$64,731

Liabilities and Stockholders’ Equity(Deficit)
Current Liabilities
Accounts Payable	$1,063,444	$14,251
License fees payable	14,459	—
State corporate taxes payable	24,987	500
Due to stockholder	—	59,000
Total Current Liabilities	1,102,890	73,751

Stockholders’ Equity(Deficit)
Common Stock – No par value; authorized – 100 shares in 2004 and 2003; issued and outstanding – 100 shares and 65 shares in 2004 and 2003, respectively	10,000	1,000
Additional Paid-In-Capital	3,679	—
Retained Earnings(Accumulated Deficit)	132,665	(10,020)
Total Stockholders’ Equity(Deficit)	146,344	(9,020)

Total Liabilities and Stockholders’ Equity(Deficit)	$1,249,234	$64,731

The accompanying notes are an integral part of the financial statements.

PrimaryAds Inc.

Statements of Income and Retained Earnings(Accumulated Deficit)

Year Ended December 31, 2004 and period from October 18, 2003(Date of Inception) through December 31, 2003

	2004	2003
Revenue	$12,591,072	$17,378

Cost of Sales	9,426,961	14,250

Gross Profit	3,164,111	3,128

Operating Expenses
Payroll and payroll taxes	1,036,384	—
Licenses	103,877	5,500
Professional Fees	34,282	—
Advertising	28,137	—
Amortization	13,000	1,353
Office Expense	12,521	1,322
Outside Services	7,185	2,905
Insurance	9,798	940
Depreciation	1,005	628
Total Operating Expenses	1,246,189	12,648

Income (Loss) from Operations	1,917,922	(9,520)

Income Tax Expense	25,237	500

Net Income (Loss)	1,892,685	(10,020)

Accumulated Deficit, Beginning of Year	(10,020)	—

Less: Distributions	(1,750,000)	—

Retained Earnings(Accumulated Deficit), End of Year	$132,665	$(10,020)

The accompanying notes are an integral part of the financial statements.

PrimaryAds Inc.

Statement of Cash Flows

Year Ended December 31, 2004 and Period from October 18, 2003(Date of Inception) through December 31, 2003

	2004	2003
Cash Flows from Operating Activities
Net Income(Loss)	$1,892,685	(10,020)
Adjustments to reconcile net income(loss) to net cash provided by operating activities
Depreciation and Amortization	14,005	1,981
Noncash compensation for equity	3,679	—
Changes in operating assets and liabilities
Accounts Receivable	(1,181,386)	(16,811)
Accounts Payable	1,049,193	14,251
License fees payable	14,459	—
State corporate taxes payable	24,487	500

Total Adjustments	(75,563)	(79)

Net Cash Provided by (Used in) Operating Activities	1,817,122	(10,099)

Cash Flow from Investing Activity
Purchase of computers	—	(3,140)
Purchase of domain name	—	(39,000)

Net Cash Used in Investing Activities	—	(42,140)

Cash Flows from Financing Activities
Net (repayments to) borrowing from stockholder	(50,000)	59,000
Proceeds from sale of common stock	—	1,000
Stockholder distributions	(1,750,000)	—

Net Cash (Used in) Provided by Financing Activities	(1,800,000)	60,000

Net Increase in Cash	17,122	7,761

Cash, Beginning of Period	7,761	—

Cash, End of Period	$24,883	$7,761

Noncash Investing and Financing Activities Stockholder loan converted to common stock	$9,000	$—

The accompanying notes are an integral part of the financial statements.

PrimaryAds Inc.

Notes to Financial Statements

Year Ended December 31, 2004 and Period from October 18, 2003(Date of Inception)
through December 31, 2003

Note 1 - Organization and Summary of Significant Accounting Policies

Organization

PrimaryAds Inc. (PrimaryAds) formed on October 18, 2003, began operation in November 2003 and is a provider of affiliate marketing services that connects online publishers with advertisers.  The Company derives its revenue primarily from a form of performance marketing known as cost-per-action (“CPA”) advertising.  Under a CPA scenario, the advertiser compensates the Company when an Internet user performs a desired action (such as completing an advertiser’s registration form or buying its product) through a publisher in the Company’s network running the advertisement.  A significant portion of the fee received by the Company is paid to the publisher.

Use of Estimates and Critical Accounting Policies

Accounting principles generally accepted in the United States of America require the management of the Company to make estimates and assumptions in the preparation of these financial statements that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.

The most significant area that requires management judgment is revenue recognition.  The accounting policies for this area are discussed below.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.”  Under SAB 104, the Company recognizes revenue when the following criteria have been met:  persuasive evidence of an arrangement exists, the fees are fixed and determinable, no significant Company obligations remain and collection of the related receivable is reasonably assured.  Revenue is recognized when the related services are performed, provided that no significant Company obligations remain, the collection of the resulting receivable is reasonably assured and the fees are fixed and determinable.

In accordance with Emerging Issues Task Force Issue 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”), the Company records as revenue the gross amount received from advertisers and the amount paid to the publishers placing the advertisements as cost of sales.

Cash

Substantially all cash is maintained at one financial institution and cash balances may, from time to time, exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable

The Company does not require collateral or other security to support accounts receivable.  The Company routinely evaluates the collectibility of accounts receivable based on a combination of factors, such as the length of time the receivables are past due and any historical experience.  To date, the Company has collected all receivables and has not created an allowance for doubtful accounts.

Computers

The Company’s policy is to depreciate computers over five years using the double-declining balance method.

Domain Name

The domain name is initially valued at its acquisition price.  It is considered to have an estimable useful life of three years and is amortized over that life using the straight-line method.  The Company annually evaluates the remaining useful life of the domain name to determine whether events and circumstances warrant a revision to the remaining period of amortization.

Taxes

For the years ended December 31, 2004 and 2003, PrimaryAds has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Accordingly, the stockholders and partners are taxed on their proportionate share of the Company’s taxable income.  As a result, no provision or liability for federal income taxes has been provided.

Note 2 - Domain Name

Domain name consists of the registered ownership of a website.  The following information pertains to the domain name as of December 31, 2004 and 2003:

	2004	2003

Cost	$39,000	$39,000
Accumulated Amortization	14,353	1,353

	$24,647	$37,647

Total amortization expense was $13,000 and $1,353 for the year ended December 31, 2004 and the period from inception (October 18, 2003) to December 31, 2003, respectively.  Estimated future amortization expense is as follows:

Year Ending December 31:
2005	$13,000
2006	11,647

Total	$24,647

Note 3 - Stockholder Loan

During the period ended December 31, 2003, the Company’s sole stockholder issued a loan in the amount of $59,000 to the Company to fund operations.  The loan was due on demand and was noninterest-bearing.  The loan was repaid during the year ended December 31, 2004 by converting $9,000 of the principal into ninety shares of common stock and by issuing a check to the stockholder for $50,000.

Note 4 - Stock Repurchase Agreement

On January 5, 2004, PrimaryAds’ sole (“principal”) stockholder transferred a total of 35 shares of common stock to three of PrimaryAds’ employees.  Under the terms of the transfer, each recipient has granted to the principal an irrevocable option to repurchase the transferred stock should the recipient’s employment be terminated for any reason.  The options are exercisable by the principal stockholder at the price of $100 per share.  Compensation of $3,679 was recorded in 2004 related to this transaction.

Note 5 - Concentrations

For the year ended December 31, 2004, sales to each of two major customers amounted to more than 10% of total sales.  The amount of revenue from each such customer was approximately $3,877,000 and $1,996,000 during the year ended December 31, 2004.  The receivable balance for major customers was $392,790 as of December 31, 2004.  There were no major customers in 2003.

The Company has relationships with a number of online publishers.  If a critical publisher had operational problems or terminated its relationship with the Company, operations could be adversely affected.  In particular, approximately 12% of the advertising placed by the Company during the year ended December 31, 2004 was derived from one such publisher.  No such concentration existed as of December 31, 2003.

Note 6 - Advertising Expense

Advertising costs are expensed as incurred, and were $28,137 and $0 for the year ended December 31, 2004 and the period from inception (October 18, 2003) through December 31, 2003, respectively.

Note 7 - Related Party Transactions

The Company accrued commission expense for affiliate payments to an entity owned by two stockholders of the Company in the amount of $81,356 and $3,512 in 2004 and 2003, respectively.  The Company has a payable to this entity of $5,287 and $3,512 as of December 31, 2004 and 2003, respectively.

Note 8 - Operations

The Company maintains its headquarters in and conducts its operations from a personal residence.  No expenses related to the use of the residence have been included, either directly or by allocation, in the Company’s statement of income and retained earnings.  Therefore, certain expenses, such as rent or depreciation, which are generally present in the financial statements of other companies engaged in similar businesses, are not reflected in the Company’s financial statements.

Note 9 - Subsequent Event

On March 8, 2005, CGI Holding Corporation (“CGI”) entered into a letter of intent to merge, through a wholly owned subsidiary, with PrimaryAds.

The Company employed the services of a financial consulting group (the “Consultant”) in its efforts related to the acquisition.  Under the terms of the agreement with the Consultant, the Consultant will be paid a success fee upon completion of the acquisition.  The terms of that agreement call for the Consultant to receive a fee of 3.5% of the value of any consideration paid to the Company in the form of cash or stock upon the constructive receipt of such consideration.